Exhibit 99.1

Media Contact:

Dana Stelsel

Director, Corporate Communications

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:

Jeff Taylor

Senior Vice President, Chief Financial Officer
(765) 771-5310
jeff.taylor@wabashnational.com

Wabash National Corporation Announces Third Quarter 2018 Results;

Continued Strong Demand Drives Backlog to Record Levels

•	Net sales of $553 million is the second highest quarter in company history and a 30 percent increase from prior year
•	Backlog increased 80 percent to $1.3 billion compared to the prior year
•	Gross profit increased 7 percent compared to the prior year
•	Third quarter GAAP and non-GAAP earnings of $0.08 and $0.29 per diluted share, respectively
•	Company reaffirms full-year 2018 guidance for new trailer shipments of 60,000 to 62,000 trailers and GAAP and non-GAAP earnings of $1.41 to $1.46 per diluted share and $1.50 to $1.55 per diluted share, respectively

LAFAYETTE, Ind. – October 30, 2018 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the quarter ending September 30, 2018.

Net sales for the third quarter 2018 increased 30 percent to $553 million from $425 million in the prior year quarter. In addition to the favorable impact of the inclusion of Supreme Industries, Inc. (“Supreme”), acquired at the end of the third quarter of 2017, each of the Company’s three segments contributed to the strong top-line growth as market demand remained strong. Gross profit increased $4.2 million and profit margin decreased 250 basis points as compared to the prior year period. The decrease in the profit margin was due primarily to higher material and component costs, supplier disruptions leading to production inefficiencies and delays in shipments, and higher labor instability that continued to create additional cost pressures at many of the Company’s facilities. Operating income decreased 38 percent to $16.5 million compared to operating income of $26.6 million for the third quarter 2017. Excluding the impact of impairment charges in 2018 and acquisition expenses in 2017, operating income decreased 19 percent to $28.5 million compared to $35.3 million for the third quarter of 2017.

“The third quarter was a difficult quarter for the Company as a whole,” explained Brent Yeagy, president and chief executive officer. “All three of our reporting segments faced increasing operating pressures which negatively impacted our financial results. Net sales and operating performance metrics were negatively impacted in the quarter by the strong freight demand market impacting shipments and availability of chassis and other components, as well as a higher commodity cost environment and the continued tight labor market in many of the locations we operate. Despite these tough operating environments, we generated quarterly net sales of $553 million, which is 30 percent higher than the previous year and represents the second highest top-line performance in the Company’s 33-year history. The year-over-year growth is primarily attributable to the addition of Supreme and strong market demand in all three segments.”

Mr. Yeagy continued, “Overall, the continued strong market demand has driven our backlog to a new record level of $1.3 billion, an increase of 80 percent compared to the prior year quarter. Trailer and truck body demand has remained strong continuing the trend from the previous quarters and supporting our belief in the growing secular demand in e-commerce and home delivery. We continue to take steps to reduce the margin impact of U.S. tariff policy, raw material inflation, supply base disruptions and a very tight labor market on our business for the remainder of 2018 and into 2019. Looking forward, we expect sequential improvement in the fourth quarter operating results as we manage the various challenges impacting our business, and as the core trailer business expects stronger pricing and a more favorable sales mix. As a result, we are maintaining our full-year guidance for 2018 new trailer shipments to 60,000 to 62,000 units and GAAP and non-GAAP earnings of $1.41 to $1.46 per diluted share and $1.50 to $1.55 per diluted share, respectively.”

Net income for the third quarter 2018 was $4.7 million, or $0.08 per diluted share, compared to the third quarter 2017 net income of $18.9 million, or $0.30 per diluted share. Third quarter 2018 non-GAAP adjusted earnings were $16.5 million, or $0.29 per diluted share, a $4.7 million decrease compared to the prior year period. Non-GAAP adjusted earnings for the third quarter 2018 excludes a $12.0 million non-cash impairment charge related to goodwill and long-lived assets in our Diversified Products segment and discrete tax charges incurred related to the deductibility of executive compensation. Non-GAAP adjusted earnings for the third quarter 2017 excludes $8.7 million of one-time acquisition expenses related to the purchase of Supreme and gains realized on the transition of former branch facilities to third-party dealers.

Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the third quarter 2018 was $41.9 million, a decrease of $4.7 million compared to operating EBITDA for the prior year period. On a trailing twelve-month basis, net sales totaled $2.2 billion, generating operating EBITDA of $190.8 million, or 8.7 percent of net sales.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
(Dollars in thousands, except per share amounts)	2017	2017	2018	2018	2018

Net Sales	$425,098	$543,444	$491,319	$612,690	$553,073

Gross Profit Margin	14.3%	13.4%	13.1%	13.9%	11.8%

Income from Operations	$26,591	$35,293	$25,656	$46,041	$16,513

Income from Operations Margin	6.3%	6.5%	5.2%	7.5%	3.0%

Net Income	$18,947	$49,356	$21,272	$31,902	$4,664

Diluted EPS	$0.30	$0.80	$0.35	$0.54	$0.08

Non-GAAP Measures(1):
Operating EBITDA	$46,561	$51,062	$38,984	$58,881	$41,899

Operating EBITDA Margin	11.0%	9.4%	7.9%	9.6%	7.6%

Adjusted Earnings	$21,214	$22,250	$16,857	$29,186	$16,509

Adjusted Diluted EPS	$0.34	$0.36	$0.28	$0.49	$0.29

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2018 and 2017. Final Mile Products segment did not exist as a separate segment in the third quarter of 2017; therefore, only 2018 highlights are shown. A complete disclosure of the results by individual segment is included in the tables following this release.

(Dollars in thousands)

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three months ended Septemeber 30	2018	2017	2018	2017	2018
New trailers shipped	14,450	13,350	700	550	-
Net sales	$368,342	$339,492	$102,361	$88,850	$87,049
Gross profit	$39,137	$43,849	$17,018	$17,378	$8,954
Gross profit margin	10.6%	12.9%	16.6%	19.6%	10.3%
Income (loss) from operations	$32,453	$36,319	$(6,346)	$5,178	$(1,495)
Income (loss) from operations margin	8.8%	10.7%	(6.2)%	5.8%	(1.7)%

Commercial Trailer Products’ net sales for the third quarter increased $28.9 million, or 8 percent, to $368 million. Gross profit margin for the third quarter decreased 230 basis points as compared to the prior year period primarily due to increases in material costs, higher labor costs due to tight labor markets, supplier induced production interruptions, and an unfavorable sales mix. Operating income decreased $3.9 million, or 11 percent, from the third quarter last year to $32.5 million, or 8.8 percent of net sales.

Diversified Products’ net sales for the third quarter were $102 million, an increase of $13.5 million, or 15 percent, as compared to the prior year, due primarily to the increased demand for liquid tank trailers. Gross profit and profit margins as compared to the prior year period decreased $0.4 million and 300 basis points, respectively, primarily due to increased material costs and labor inefficiencies, including higher overtime levels to meet strong demand requirements and supplier induced production interruptions. Operating income in the third quarter of 2018, excluding the $12.0 million non-cash impairment charge, was $5.6 million, or 5.5 percent of net sales, representing an increase of $0.5 million as compared to the prior year period.

Final Mile Products’ net sales for the third quarter totaled $87 million. Gross profit and gross profit margin for the third quarter were $9.0 million and 10.3 percent, respectively. Operating loss was $1.5 million, or 1.7 percent of net sales. Operating results were negatively impacted during the quarter by higher material costs and chassis availability issues causing production inefficiencies and delayed shipments.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, charges incurred in connection with the acquisition and integration of Supreme, impairment charges, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three- and nine-month periods ending September 30, 2018 and 2017 reflect adjustments for charges incurred in connection with acquisition and integration of Supreme, the losses attributable to the Company’s extinguishment of debt, impairment charges, executive severance costs, income or losses recognized on the sale of former branch locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

The Company provides guidance on adjusted earnings per diluted share, a non-GAAP financial measure. Adjusted earnings per diluted share reflect adjustments for certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Included in the tables following this release is a reconciliation of the non-GAAP guidance provided to the most comparable GAAP measure.

Third Quarter 2018 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on October 31, 2018 at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 23, 2019. Meeting access also will be available via conference call at 844-778-4139, participant code 1851979.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net sales	$553,073	$425,098	$1,657,082	$1,223,717
Cost of sales	487,911	364,134	1,442,487	1,035,718
Gross profit	65,162	60,964	214,595	187,999

General and administrative expenses	23,033	16,075	73,920	53,511
Selling expenses	8,690	5,497	25,591	17,568
Amortization of intangibles	4,937	4,097	14,818	12,693
Acquisition expenses	-	8,704	68	8,704
Impairment	11,989	-	11,989	-
Income from operations	16,513	26,591	88,209	95,523

Other income (expense):
Interest expense	(7,044)	(3,187)	(21,649)	(9,065)
Other, net	533	6,271	12,486	7,929
Income before income taxes	10,002	29,675	79,046	94,387
Income tax expense	5,338	10,728	21,209	32,321
Net income	$4,664	$18,947	$57,837	$62,066
Dividends declared per share	$0.075	$0.06	$0.225	$0.18
Basic net income per share	$0.08	$0.32	$1.01	$1.04
Diluted net income per share	$0.08	$0.30	$0.98	$0.99

Comprehensive income (loss):
Net income	$4,664	$18,947	$57,837	$62,066
Foreign currency translation adjustment	200	57	74	829
Unrealized holding loss on investments	6	-	(103)
Unrealized gain (loss) on derivative instruments	(31)	-	(31)	-
Net comprehensive income	$4,839	$19,004	$57,777	$62,895

Basic net income per share:
Net income applicable to common stockholders	$4,664	$18,947	$57,837	$62,066
Weighted average common shares outstanding	56,798	58,994	57,486	59,675
Basic net income per share	$0.08	$0.32	$1.01	$1.04

Diluted net income per share:
Net income applicable to common stockholders	$4,664	$18,947	$57,837	$62,066

Weighted average common shares outstanding	56,798	58,994	57,486	59,675
Dilutive shares from assumed conversion of convertible senior notes	-	1,701	676	1,713
Dilutive stock options and restricted stock	944	1,541	1,056	1,526
Diluted weighted average common shares outstanding	57,742	62,236	59,218	62,914
Diluted net income per share	$0.08	$0.30	$0.98	$0.99

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Final Mile	Corporate and
Three Months Ended September 30,	Trailer Products	Products	Products	Eliminations	Consolidated
2018
New trailers shipped	14,450	700	-	-	15,150
Used trailers shipped	150	50	-	-	200

New Trailers	$354,003	$44,399	$-	$-	$398,402
Used Trailers	1,888	775	-	-	2,663
Components, parts and service	8,090	29,064	2,304	(4,676)	34,782
Equipment and other	4,361	28,123	84,745	(3)	117,226
Total net external sales	$368,342	$102,361	$87,049	$(4,679)	$553,073

Gross profit	$39,137	$17,018	$8,954	$53	$65,162
Income (Loss) from operations	$32,453	$(6,346)	$(1,495)	$(8,099)	$16,513

2017
New trailers shipped	13,350	550	-	-	13,900
Used trailers shipped	300	50	-	-	350

New Trailers	$319,463	$35,225	$-	$-	$354,688
Used Trailers	3,245	601	-	-	3,846
Components, parts and service	12,255	27,881	-	(3,244)	36,892
Equipment and other	4,529	25,143	-	-	29,672
Total net external sales	$339,492	$88,850	$-	$(3,244)	$425,098

Gross profit	$43,849	$17,378	$-	$(263)	$60,964
Income (Loss) from operations	$36,319	$5,178	$-	$(14,906)	$26,591

Nine Months Ended September 30,
2018
New trailers shipped	42,750	1,900	-	-	44,650
Used trailers shipped	850	100	-	-	950

New Trailers	$1,049,452	$115,840	$-	$-	$1,165,292
Used Trailers	8,794	2,489	-	-	11,283
Components, parts and service	25,780	94,958	7,340	(16,529)	111,549
Equipment and other	14,245	78,362	276,377	(26)	368,958
Total net external sales	$1,098,271	$291,649	$283,717	$(16,555)	$1,657,082

Gross profit	$123,173	$51,008	$41,409	$(994)	$214,596
Income (Loss) from operations	$102,718	$3,078	$9,372	$(26,959)	$88,209

2017
New trailers shipped	37,300	1,600	-	-	38,900
Used trailers shipped	450	100	-	-	550

New Trailers	$906,058	$99,210	$-	$-	$1,005,268
Used Trailers	5,368	2,457	-	-	7,825
Components, parts and service	38,100	93,750	-	(8,291)	123,559
Equipment and other	12,895	74,170	-	-	87,065
Total net external sales	$962,421	$269,587	$-	$(8,291)	$1,223,717

Gross profit	$136,857	$52,120	$-	$(978)	$187,999
Income (Loss) from operations	$111,865	$14,844	$-	$(31,186)	$95,523

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$104,121	$191,521
Accounts receivable	187,558	146,836
Inventories	232,450	180,735
Prepaid expenses and other	72,558	57,299
Total current assets	596,687	576,391

Property, plant and equipment	198,876	195,363

Goodwill	311,044	317,464

Intangible assets	215,136	237,030

Other assets	28,464	25,265
	$1,350,207	$1,351,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$1,880	$46,020
Current portion of capital lease obligations	294	290
Accounts payable	185,938	108,448
Other accrued liabilities	120,310	128,910
Total current liabilities	308,422	283,668

Long-term debt	503,309	504,091

Capital lease obligations	792	1,012

Deferred income taxes	36,766	36,955

Other noncurrent liabilities	21,031	19,724

Stockholders' equity	479,887	506,063
	$1,350,207	$1,351,513

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017

Cash flows from operating activities
Net income	$57,837	$62,066
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	15,701	12,709
Amortization of intangibles	14,818	12,693
Net gain on the sale of assets	(10,164)	(8,060)
Deferred income taxes	(122)	59
Loss on debt extinguishment	174	767
Stock-based compensation	8,479	8,311
Impairment	11,989	-
Non-cash interest expense	1,426	1,569
Changes in operating assets and liabilities
Accounts receivable	(48,531)	26,185
Inventories	(66,089)	(77,923)
Prepaid expenses and other	(3,265)	(187)
Accounts payable and accrued liabilities	76,602	23,702
Other, net	(2,171)	(772)
Net cash provided by operating activities	$56,684	$61,119

Cash flows from investing activities
Capital expenditures	(20,344)	(15,401)
Proceeds from the sale of property, plant, and equipment	17,775	12,608
Acquisition, net of cash acquired	-	(323,487)
Other, net	3,060	6,230
Net cash provided by (used in) investing activities	$491	$(320,050)

Cash flows from financing activities
Proceeds from exercise of stock options	961	5,781
Borrowings under senior notes	-	325,000
Dividends paid	(13,566)	(11,547)
Borrowings under revolving credit facilities	582	520
Payments under revolving credit facilities	(582)	(520)
Principal payments under capital lease obligations	(216)	(416)
Proceeds from issuance of term loan credit facility	-	189,470
Principal payments under term loan credit facility	(1,410)	(198,058)
Principal payments under industrial revenue bond	(93)	(446)
Debt issuance costs paid	-	(6,472)
Stock repurchase	(44,433)	(46,633)
Convertible senior notes repurchase	(80,200)	(7,513)
Net cash (used in) provided by financing activities	$(138,957)	$249,166

Net decrease in cash, cash equivalents, and restricted cash	$(81,782)	$(9,765)
Cash, cash equivalents, and restricted cash at beginning of period	191,521	163,467
Cash, cash equivalents, and restricted cash at end of period	$109,739	$153,702

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA[1]:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$4,664	$18,947	$57,837	$62,066
Income tax expense	5,338	10,728	21,209	32,321
Interest expense	7,044	3,187	21,649	9,065
Depreciation and amortization	10,308	8,386	30,519	25,402
Stock-based compensation	3,089	2,881	8,479	8,311
Acquisition expenses	-	8,704	68	8,704
Impairment	11,989	-	11,989	-
Other non-operating income	(533)	(6,271)	(12,486)	(7,929)
Operating EBITDA	$41,899	$46,561	$139,264	$137,941

	Three Months Ended				Trailing Twelve Months
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	September 30, 2018
Net income	$49,356	$21,272	$31,902	$4,664	107,194
Income tax expense	(21,204)	4,846	11,025	5,338	5
Interest expense	7,335	7,454	7,151	7,044	28,984
Depreciation and amortization	9,651	10,104	10,107	10,308	40,170
Stock-based compensation	2,117	2,657	2,733	3,089	10,596
Acquisition expenses	4,002	567	-	-	4,569
Impairment	-	-	-	11,989	11,989
Other non-operating income	(194)	(7,916)	(4,037)	(533)	(12,680)
Operating EBITDA	$51,062	$38,984	$58,881	$41,899	$190,826

Adjusted Earnings[2]:
	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net income	$4,664	$0.08	$18,947	$0.30	$57,837	$0.98	$62,066	$0.99

Adjustments:
Facility transactions[3]	(150)	-	(5,165)	(0.08)	(10,779)	(0.18)	(6,820)	(0.11)
Loss on debt extinguishment	-	-	3	-	174	-	768	0.01
Acquisition expenses and related charges	-	-	8,704	0.14	819	0.01	8,704	0.14
Impairment	11,989	0.21	-	-	11,989	0.20
Executive severance expense	-	-	-	-	-	-	238	-
Tax effect of aforementioned items	(3,078)	(0.05)	(1,275)	(0.02)	(573)	(0.01)	(1,040)	(0.02)
Tax reform and other discrete tax adjustments	3,084	0.05	-	-	3,084	0.05	-	-

Adjusted earnings	$16,509	$0.29	$21,214	$0.34	$62,551	$1.06	$63,916	$1.02

Weighted Average # of Diluted Shares O/S	57,742		62,236		59,209		62,914

	Three Months Ended
	December 31, 2017		March 31, 2018		June 30, 2018
	$	Per Share	$	Per Share	$	Per Share

Net income	$49,356	$0.80	$21,272	$0.35	$31,902	$0.54

Adjustments:
Facility transactions[3]	274	-	(7,123)	(0.12)	(3,506)	(0.06)
Loss on debt extinguishment	32	-	174	-	-	-
Acquisition expenses and related charges	6,308	0.10	983	0.02	(164)	-
Tax effect of aforementioned items	(2,381)	(0.04)	1,551	0.03	-	-
Tax reform and other discrete tax adjustments	(31,339)	(0.51)	-	-	954	0.02

Adjusted earnings	$22,250	$0.36	$16,857	$0.28	$29,186	$0.49

Weighted Average # of Diluted Shares O/S	61,567		60,850		59,274

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, impairments, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for charges incurred in connection with acquisition and integration of Supreme, the losses attributable to the Company’s extinguishment of debt, impairment charges, executive severance costs, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions.

3Facility transactions in 2017 and 2018 relate to gains and/or losses incurred for the sale or closure of former Company locations.

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Adjusted Earnings Guidance[4]:
	The Twelve Months Ending December 31, 2018
	Per Share Range
	Low	High
Earnings per diluted share	$1.41	$1.46

Adjustments:
Facility transactions	(0.17)	(0.17)
Impairment of goodwill and other long-lived assets	0.21	0.21
Acquisition expenses and related charges	0.01	0.01
Tax effect of aforementioned items	(0.01)	(0.01)
Tax reform and other discrete tax adjustments	0.05	0.05

Adjusted earnings per diluted share	$1.50	$1.55

4The Company provides guidance on adjusted earnings per diluted share, a  non-GAAP financial measure.  Adjusted earnings per diluted share reflect adjustments for certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities.  The following reconciles adjusted earnings per share to the most comparable GAAP measure.  Adjustments reflected in the adjusted earnings per share guidance presented include charges incurred in connection with acquisition and integration of Supreme, impairment charges, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions.